Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Third Quarter Results

NEW YORK, NY, November 5, 2013 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter ended September 30, 2013. AG Mortgage Investment Trust, Inc. is an actively managed REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS, Non-Agency RMBS, ABS, CMBS, commercial loans and other real estate related assets. A reconciliation of core earnings to net income appears at the end of this press release.

THIRD QUARTER 2013 FINANCIAL HIGHLIGHTS

See footnotes at the end of this press release

•	Net income of $0.09 per common share (6)

•	Core Earnings of $0.45 per share

•	$0.60 per share common dividend declared

•	$1.59 per common share of undistributed taxable income (1) (13)

•	$19.26 net book value per share as of September 30, 2013 (1), net of the third quarter dividend

INVESTMENT HIGHLIGHTS

•	$3.9 billion investment portfolio value as of September 30, 2013 (2) (4)

•	71% Agency RMBS investment portfolio

•	Rotation within the Agency RMBS portfolio out of 30yrs and into shorter duration securities, including increasing our Hybrid ARMs to over 18% of the Agency portfolio

•	29% credit investment portfolio, comprised of Non-Agency RMBS, ABS, CMBS, and commercial loan assets

•	2.12% net interest margin as of September 30, 2013 (3)

•	4.53x leverage as of September 30, 2013 (2) (7)

•	$1.1 billion reduction in notional of pay-fixed swaps during the quarter

•	Hedge ratio at quarter end of 114% of Agency RMBS repo notional, or 84% of total repo notional (8)

•	10.5% constant prepayment rate (“CPR”) for the third quarter on the Agency RMBS investment portfolio (5)

•	9.5% CPR for the month of September

“During the third quarter we continued to actively rotate and rebalance our portfolio,” said Jonathan Lieberman, Chief Investment Officer. “We are pleased with the Agency RMBS rotation and believe these actions will enable us to enhance future earnings and optimize hedges over the near-term. At the same time, we remain committed to protecting book value against potential volatility in the interest rate and mortgage markets as a result of the eventual exit of the Federal Reserve from its large scale asset purchase program.”

KEY STATISTICS (2)

	Weighted Average at September 30, 2013	Weighted Average for the Quarter Ended September 30, 2013
Investment portfolio	$3,866,851,323	$3,920,850,871
Repurchase agreements	$3,194,360,409	$3,376,163,761
Stockholders’ equity	$707,825,616	$711,402,491
Leverage ratio (7)	4.53x	4.75x
Hedge Ratio—Total repo (8)	84%	95%
Hedge Ratio—Agency repo (8)	114%	127%
Yield on investment portfolio (9)	3.88%	3.86%
Cost of funds (10)	1.76%	1.89%
Net interest margin (3)	2.12%	1.97%
Management fees (11)	1.43%	1.42%
Other operating expenses (12)	1.59%	1.59%
Book value, per share (1)	$19.26
Dividend, per share	$0.60

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of September 30, 2013 (2):

					Weighted Average
	Current Face	Premium (Discount)	Amortized Cost	Fair Value	Coupon*	Yield
Agency RMBS:
15-Year Fixed Rate	$581,988,428	$17,501,848	$599,490,276	$605,801,659	3.13%	2.49%
20-Year Fixed Rate	321,962,591	8,400,055	330,362,646	329,548,776	3.36%	2.61%
30-Year Fixed Rate	1,121,864,732	64,647,503	1,186,512,235	1,175,209,555	4.01%	3.24%
ARM	505,107,796	(2,166,104)	502,941,692	503,961,133	2.40%	2.85%
Interest Only	723,052,361	(587,290,862)	135,761,499	132,511,129	4.87%	6.46%
Credit Investments:
Non-Agency RMBS	1,022,136,598	(150,355,903)	871,780,695	888,199,289	3.87%	5.80%
ABS	100,516,816	(390,000)	100,126,816	99,344,323	3.80%	3.91%
CMBS	116,350,513	(24,308,622)	92,041,891	92,965,800	4.22%	7.22%
Interest Only	490,038,560	(480,501,290)	9,537,270	9,309,659	0.33%	5.76%
Commercial Loan	30,000,000	176,568	30,176,568	30,000,000	9.00%	9.87%

Total	$5,013,018,395	$(1,154,286,807)	$3,858,731,588	$3,866,851,323	3.47%	3.88%

*	Principal only securities with a zero coupon rate are excluded from this calculation.

As of September 30, 2013, the weighted average yield on the Company’s investment portfolio was 3.88% and its weighted average cost of funds was 1.76%. This resulted in a net interest margin of 2.12% as of September 30, 2013. (3)

The Company had net realized losses of $(45.2) million, or $(1.60) per share, during the quarter ended September 30, 2013. Of this amount, $(39.3) million, or $(1.39) per share, was from Agency RMBS, $(3.4) million, or $(0.12) per share, was from credit investments, $(2.1) million, or $(0.08) per share, was from the net settlement of interest rate swaps and other derivatives, and $(0.4) million, or $(0.01) per share, was from the transfer of securities previously accounted for as derivatives through linked transactions. Of these amounts, $(7.9) million, or $(0.28) per share, was primarily from the recognition of other-than-temporary impairment recorded on certain securities sold subsequent to quarter end.

The CPR for the Agency RMBS investment portfolio was 10.5% for the third quarter, and 9.5% for the month of September 2013. (5)

The weighted average cost basis of the Agency RMBS investment portfolio, excluding interest-only securities, was 103.5% as of September 30, 2013. The amortization of premiums (net of any accretion of discounts) on these securities for the third quarter of 2013 was $(3.3) million, or $(0.12) per share. The unamortized net Agency RMBS premium as of September 30, 2013 was $(88.4) million.

Premiums and discounts associated with purchases of the Company’s securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $(0.3) million, or $(0.01) per share retrospective adjustment due to the change in projected cash flows on its bonds. Since the cost basis of the Company’s Agency RMBS securities, excluding interest-only securities, exceeds the underlying principal balance by 3.5% as of September 30, 2013, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company’s asset yields.

We have also entered into “to-be-announced” (“TBA”) positions to facilitate the future purchase or sale of Agency RMBS. Under the terms of these TBAs, the Company agrees to purchase or sell, for future receipt or delivery, Agency RMBS with certain principal and interest specifications and certain types of underlying collateral, but the particular Agency RMBS to be received or delivered are not identified until shortly before (generally two days) the TBA settlement date. At September 30, 2013, we had $25.0 million net notional amount of TBA positions. The weighted average purchase and sale prices of unsettled positions were 102.0% and 103.2%, respectively. As of September 30, 2013, our TBA portfolio had a net weighted average settlement date of October 10, 2013. We have recorded derivative assets and liabilities of $0.3 million and $1.6 million, respectively, reflecting TBA positions outstanding at September 30, 2013.

LEVERAGE AND HEDGING ACTIVITIES

The investment portfolio is financed with repurchase agreements as of September 30, 2013 as summarized below:

Repurchase Agreements Maturing Within:	Balance	Weighted Average Rate	Weighted Average Maturity
30 Days or Less	$1,549,683,000	0.99%	17.8
31-60 Days	858,497,000	0.46%	46.9
61-90 Days	217,044,000	0.50%	70.0
Greater than 90 Days	569,136,409	0.77%	145.9

Total / Weighted Average	$3,194,360,409	0.77%	52.0

The Company has entered into repurchase agreements with 30 counterparties. We continue to rebalance our exposures to counterparties and extend original maturities. The weighted average original maturity increased from 94 days as of June 30, 2013, to 100 days as of September 30, 2013.

We have entered into interest rate swap agreements to hedge our portfolio. During the quarter, we reduced our interest rate swap notional by approximately $1.1 billion. The Company’s swaps as of September 30, 2013 are summarized as follows:

Interest Rate Swaps
Maturity	Notional Amount	Weighted Average Pay Rate	Weighted Average Receive Rate**	Weighted Average Years to Maturity
2016	$180,000,000	0.90%	0.26%	2.71
2017	335,000,000	1.05%	0.26%	3.95
2018	818,000,000	1.28%	0.26%	4.67
2019	350,000,000	1.38%	0.26%	5.80
2020	665,000,000	1.70%	0.26%	6.56
2022	50,000,000	1.69%	0.26%	8.93
2023*	245,000,000	2.37%	0.26%	9.71

Total/Wtd Avg	$2,643,000,000	1.45%	0.26%	5.62

*	This figure includes a forward starting swap with a total notional of $25.0 million and a start date of October 1, 2013. Weighted average rates shown are inclusive of rates corresponding to the terms of the swap as if the swap were effective as of September 30, 2013.
**	100% of our receive float interest rate swap notionals reset quarterly based on three-month LIBOR.

The Company also utilizes short positions in U.S. Treasury securities to mitigate exposure to increases in interest rates. As of September 30, 2013, the Company had a net short position of $50.0 million notional in U.S. Treasury securities. As of September 30, 2013, 84% and 114% of the Company’s outstanding balance of total repurchase agreements and repurchase agreement secured by Agency RMBS, respectively, was hedged through interest rate swaps and net short U.S. Treasury positions (8).

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of net premiums paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, and (iv) taxes. As of September 30, 2013, the Company had undistributed taxable income of approximately $1.59 per share (13), including the effects of dividends.

DIVIDEND

On September 9, 2013, the Company’s board of directors declared the third quarter dividend of $0.60 per share of common stock that was paid on October 28, 2013 to stockholders of record as of September 19, 2013.

On August 15, 2013, the Company declared a quarterly dividend of $0.51563 per share of Series A preferred stock and a quarterly dividend of $0.50 per share of Series B preferred stock. The preferred distributions were paid on September 17, 2013 to stockholders of record as of August 30, 2013.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to attend MITT’s third quarter earnings conference call on November 5, 2013 at 10:00 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 8846814#.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q3 2013 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until midnight on November 19, 2013. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 8846814#.

For further information or questions, please contact Lisa Yahr, the Company’s Head of Investor Relations, at (212) 692-2282 or lyahr@angelogordon.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company’s website at www.agmit.com.

ABOUT ANGELO, GORDON & CO.

Angelo, Gordon & Co. was founded in 1988 and has approximately $24 billion under management. Currently, the firm’s investment disciplines encompass five principal areas: (i) distressed debt and leveraged loans, (ii) real estate, (iii) mortgage-backed securities and other structured credit, (iv) private equity and special situations and (v) a number of hedge fund strategies. Angelo, Gordon & Co. employs over 300 employees, including more than 110 investment professionals, and is headquartered in New York, with associated offices in Amsterdam, Chicago, Los Angeles, London, Hong Kong, Seoul, Sydney and Tokyo.

FORWARD LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to future dividends, the credit component of our portfolio book valve, deploying capital, the preferred stock offering and repurchase agreements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available free of charge on the SEC’s website, http://www.sec.gov/. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Real estate securities, at fair value:
Agency—$2,459,557,624 and $3,536,876,135 pledged as collateral, respectively	$2,747,032,252	$3,785,867,151
Non-Agency—$620,674,314 and $529,455,020 pledged as collateral, respectively	630,034,943	568,858,645
ABS—$87,730,723 and $33,937,097 pledged as collateral, respectively	99,344,323	33,937,097
CMBS—$64,669,711 and $148,307,262 pledged as collateral, respectively	64,669,711	148,365,887
Commercial loans receivable, at fair value	30,000,000	2,500,000
Investment in affiliates	16,114,596	—
Linked transactions, net, at fair value	51,085,912	45,122,824
Cash and cash equivalents	35,089,032	149,594,782
Restricted cash	15,431,616	9,130,000
Interest receivable	12,673,519	14,242,453
Receivable on unsettled trades—$99,664,974 and $0 pledged as collateral, respectively	106,233,394	96,310,999
Receivable under reverse repurchase agreements	50,125,000	—
Derivative assets, at fair value	31,970,483	—
Other assets	853,542	454,069
Due from broker	1,383,818	884,605

Total Assets	$3,892,042,141	$4,855,268,512

Liabilities
Repurchase agreements	$2,965,095,409	$3,911,419,818
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	50,025,781	—
Payable on unsettled trades	120,099,264	84,658,035
Interest payable	2,837,294	3,204,205
Derivative liabilities, at fair value	3,477,340	36,375,947
Dividend payable	17,017,528	18,540,667
Due to affiliates	4,168,756	3,910,065
Accrued expenses	1,100,043	806,853
Taxes payable	1,373,083	1,731,141
Due to broker	19,022,027	—

Total Liabilities	3,184,216,525	4,060,646,731
Stockholders’ Equity
Preferred stock—$0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference) at September 30, 2013 and December 31, 2012	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference) at September 30, 2013 and December 31, 2012	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,360,046 and 26,961,936 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	283,601	269,620
Additional paid-in capital	585,511,504	552,067,681
Retained earnings (deficit)	(39,183,494)	81,070,475

	707,825,616	794,621,781

Total Liabilities & Equity	$3,892,042,141	$4,855,268,512

AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Net Interest Income
Interest income	$33,278,284	$28,285,116	$114,163,747	$60,164,752
Interest expense	5,584,419	4,228,610	19,749,592	8,506,041

	27,693,865	24,056,506	94,414,155	51,658,711

Other Income
Net realized gain/(loss)	(45,247,890)	4,105,323	(116,489,235)	14,087,123
Gain on linked transactions, net	2,060,270	6,688,111	6,558,879	13,492,268
Realized loss on periodic interest settlements of interest rate swaps, net	(9,123,233)	(2,471,590)	(21,205,353)	(6,061,954)
Unrealized gain/(loss) on real estate securities and loans, net	40,136,126	45,917,570	(60,668,593)	78,755,229
Unrealized gain/(loss) on derivative and other instruments, net	(5,779,945)	(13,371,486)	67,348,314	(26,793,133)

	(17,954,672)	40,867,928	(124,455,988)	73,479,533

Expenses
Management fee to affiliate	2,523,547	1,657,701	8,195,890	3,903,378
Other operating expenses	2,819,431	1,653,547	7,780,385	3,227,786
Equity based compensation to affiliate	55,105	120,612	186,983	312,712
Excise tax	373,083	272,195	1,391,942	605,773

	5,771,166	3,704,055	17,555,200	8,049,649

Income/(loss) before provision for income taxes and equity in earnings from affiliate	3,968,027	61,220,379	(47,597,033)	117,088,595
Provision for income taxes	(122,979)	—	(2,778,758)	—
Equity in earnings from affiliate	2,155,471	—	1,911,830	—

Net Income/(Loss)	6,000,519	61,220,379	(48,463,961)	117,088,595

Dividends on preferred stock	3,367,354	790,100	10,102,062	790,100

Net Income/(Loss) Available to Common Stockholders	$2,633,165	$60,430,279	$(58,566,023)	$116,298,495

Earnings/(Loss) Per Share of Common Stock
Basic	$0.09	$3.13	$(2.10)	$7.07
Diluted	$0.09	$3.10	$(2.10)	$7.07
Weighted Average Number of Shares of Common Stock Outstanding
Basic	28,359,937	19,336,154	27,906,946	16,439,100
Diluted	28,359,943	19,462,984	27,906,946	16,449,450
Dividends Declared per Share of Common Stock	$0.60	$0.77	$2.20	$2.17

NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. AG Mortgage Investment Trust, Inc.’s management believes that this non-GAAP measure, when considered with GAAP, provides supplemental information useful in evaluating the results of the Company’s operations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Core Earnings are defined by the Company as net income excluding both realized and unrealized gains (losses) on the sale or termination of securities and the related tax provision, if any, on such, including underlying linked transactions and derivatives. As defined, Core Earnings include the net interest earned on these transactions, including credit derivatives, linked transactions, investments in affiliates, inverse Agency securities, interest rate derivatives or any other investment activity that may earn net interest. One of the objectives of the Company is to generate net income from net interest margin on the portfolio and management uses Core Earnings to measure this objective.

A reconciliation of GAAP net income to Core Earnings for the three and nine months ended September 30, 2013 and September 30, 2012 is set forth below:

	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012
Net Income/(loss) available to common stockholders	$2,633,165	$60,430,279	$(58,566,023)	$116,298,495
Add (Deduct):
Net realized gain/(loss)	45,247,890	(4,105,323)	116,489,235	(14,087,123)
Tax provision related to realized gain	95,055	—	2,634,847	—
Gain on linked transactions, net	(2,060,270)	(6,688,111)	(6,558,879)	(13,492,268)
Net interest income on linked transactions	2,912,942	2,917,262	10,457,764	6,861,434
Equity in earnings from affiliate	(2,155,471)	—	(1,911,830)	—
Net interest income from equity method investment	312,873	—	625,793	—
Unrealized gain/(loss) on real estate securities and loans, net	(40,136,126)	(45,917,570)	60,668,593	(78,755,229)
Unrealized gain/(loss) on derivative and other instruments, net	5,779,945	13,371,486	(67,348,314)	26,793,133

Core Earnings	$12,630,003	$20,008,023	$56,491,186	$43,618,442
Core Earnings, per Diluted Share	$0.45	$1.03	$2.02	$2.65

Footnotes

(1) Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter end. Net book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.

(2) Generally when we purchase a security and finance it with a repurchase agreement, the security is included in our assets and the repurchase agreement is separately reflected in our liabilities on our balance sheet. For securities with certain characteristics (including those which are not readily obtainable in the market place) that are purchased and then simultaneously sold back to the seller under a repurchase agreement, US GAAP requires these transactions be netted together and recorded as a forward purchase commitment. Throughout this press release where we disclose our investment portfolio and the repurchase agreements that finance it, including our leverage metrics, we have un-linked the transaction and used the gross presentation as used for all other securities. Additionally we invested in certain credit sensitive commercial real estate assets through an affiliated entity, for which we have used the equity method of accounting. Throughout this press release where we disclose our investment portfolio, we have presented the underlying assets consistently with all other investments. This presentation is consistent with how the Company’s management evaluates the business, and believes provides the most accurate depiction of the Company’s investment portfolio and financial condition.

(3) Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (9) and (10) for further detail.

(4) The total investment portfolio is calculated by summing the fair market value of our Agency RMBS, Non-Agency RMBS, ABS, CMBS and commercial loan assets, including linked transactions and assets owned through investments in affiliates. The percentage of Agency RMBS and credit investments is calculated by dividing the respective fair market value of each, including linked transactions and assets owned through investments in affiliates, by the total investment portfolio.

(5) This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period.

(6) Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP.

(7) The leverage ratio during the quarter was calculated by dividing our daily weighted average repurchase agreements, including those included in linked transactions, for the quarter by the weighted average stockholders’ equity for the quarter. The leverage ratio at quarter end was calculated by dividing total repurchase agreements, including repurchase agreements accounted for as linked transactions, plus or minus the net payable or receivable, as applicable, on unsettled trades on our GAAP balance sheet by our GAAP stockholders’ equity at quarter end.

(8) The hedge ratio during the quarter was calculated by dividing our daily weighted average swap notionals and net short positions in U.S. Treasury securities, including receive fixed swap notionals and short positions in U.S. Treasury securities as negative values, as applicable, for the period by either our daily weighted average total repurchase agreements or daily weighted average repurchase agreements secured by Agency RMBS, as indicated. The hedge ratio at quarter end was calculated by dividing the notional value of our interest rate swaps and net short positions in U.S. Treasury securities, including receive fixed swap notionals and short positions in U.S. Treasury securities as negative values, as applicable, by either total repurchase agreements or repurchase agreements secured by Agency RMBS, as indicated, plus the net payable/receivable on either all unsettled trades, or unsettled Agency RMBS trades, as indicated.

(9) The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter end. The yield on our investment portfolio during the quarter was calculated by annualizing interest income for the quarter and dividing by our daily weighted average securities held. This calculation excludes cash held by the Company.

(10) The cost of funds during the quarter was calculated by annualizing the sum of our interest expense and our net pay rate of our interest rate swaps, and dividing by our daily weighted average repurchase agreements for the period. The cost of funds at quarter end was calculated as the sum of the weighted average rate on the repurchase agreements outstanding at quarter end and the weighted average net pay rate on our interest rate swaps. Both elements of the cost of funds at quarter end were weighted by the repurchase agreements outstanding at quarter end.

(11) The management fee percentage during the quarter was calculated by annualizing the management fees recorded during the quarter and dividing by the weighted average stockholders’ equity for the quarter. The management fee percentage at quarter end was calculated by annualizing management fees recorded during the quarter and dividing by quarter end stockholders’ equity.

(12) The other operating expenses percentage during the quarter was calculated by annualizing the other operating expenses recorded during the quarter and dividing by our weighted average stockholders’ equity for the quarter. The other operating expenses percentage at quarter end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter end stockholders’ equity.

(13) Undistributed taxable income per common share represents total undistributed taxable income less an adjustment for the amount of distributions that will accrue on our preferred shares through September 15, 2014.